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                                                                  Exhibit: 10.9D


                                DAN GILBERT INC.

                               [DAN GILBERT LOGO]

                        DAMERT COMPANY/DAN GILBERT, INC.
                            MASTER LICENSE AGREEMENT

This Agreement is entered into as of the 1st day of November, 1994, by and between Dan Gilbert, Inc., d.b.a. Dan Gilbert Art Group, a California Corporation, located at 225 Miller Avenue, Mill Valley, California 94941 (hereinafter referred to as "DGI") and DaMert Company, a California Corporation, located at 2476 Verna Court, San Leandro, California, 94577 (hereinafter referred to as "LICENSEE") on the following terms:

DGI has special skills and expertise in creating applied art for consumer products, and LICENSEE has special knowledge concerning the manufacture, sale and distribution of certain consumer products on which LICENSEE desires to use art designs of DGI. The parties desire to enter into this Master License Agreement to govern the terms and conditions under which DGI may create for and provide to LICENSEE art designs for use on LICENSEE's products. Therefore, as a Master License Agreement, the parties hereto agree as follows:

                                  DEFINITIONS

"Product License Agreement" shall mean agreements entered into from time to time between DGI and License which refer to and incorporate the terms of this Master License Agreement.

"Licensed Designs" are defined as those DGI designs identified in and licensed under Product License Agreement ('s).

"Licensed Trademarks" are defined as those DGI trademarks and/or trade names identified in and licensed under Product License Agreement('s).

"Licensed Products" are defined as the products identified in Product License Agreement(s) which are manufactured and distributed by LICENSEE and in which the Licensed Designs will be incorporated.

"Confidential Information" is defined as any trade secrets, technology, know-how or other confidential information, which is used in either party's business and which gives that party an advantage over competitors.

"Minimum Annual Royalty" is defined as the cumulative royalty payment obligation incurred by LICENSEE in accordance with the terms of a Product License Agreement during any year of such Product License Agreement.

"Minimum Annual Sales Volume" means the minimum sales of Licensed Products made by LICENSEE under a Product License Agreement during any year of such Product License Agreement which, if not achieved, gives DGI a right to terminate a Product License Agreement under paragraph 11.1.1 of this Agreement.

"Minimum Product License Performance" means the minimum number of new Licensed Designs as specified in the Licensed Properties Addendum attached to Product License Agreement(s), which shall be developed, manufactured and marketed by LICENSEE during each calendar year of the

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Master License Agreement


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term of this Agreement which, if not achieved, gives DGI a right to terminate a
Product License Agreement under paragraph 11.1.1 of this Agreement.

"Net Sales Price" shall mean LICENSEE's invoiced sales price, as adjusted to reflect actual applied customary trade discounts, and actual incurred shipping costs and taxes.

"Domestic Territory" means the United States and its Territories.

"INTERNATIONAL TERRITORY" means the entire world except for the Domestic Territory.

"Domestic License" means the license granted in the Domestic Territories as set forth in Section 1 below.

"International License" means the license granted in the International Territory as set forth in Section 2 below.

                               LICENSE PROVISIONS

1. DOMESTIC LICENSE

1.1. Licensed Designs. Subject to the further terms and conditions set forth in any Product License Agreement between the parties, DGI hereby grants to LICENSEE an exclusive, non-transferable license except as set forth in
      Section 12.5 "Assignment", without the right to grant sublicenses, to use the Licensed Designs solely on and in association with the manufacturing, marketing, distribution and sale of the Licensed Products within Domestic Territory. It is understood that DGI reserves all rights in the Licensed Designs not specifically granted herein, including the right to grant licenses for Licensed Designs to third parties for products other than the Licensed Products.

1.2. Licensed Trademarks. Subject to the further terms and conditions set forth in any Product License Agreement between the parties, DGI hereby grant's to LICENSEE an exclusive, non-transferable license except as set forth in
      Section 12.5 "Assignment", without the right to grant sublicenses, to use the Licensed Trademarks on, and in connection with the manufacture, marketing, distribution and sale of the Licensed Products in the Domestic Territory. It is understood that DGI reserves all rights in the Licensed Trademarks not specifically granted herein, including the right to grant licenses for Licensed Trademarks to third parties for products other than the Licensed Products.

1.3. Required Marketing Efforts. License agrees to use best efforts to promote and distribute Licensed Products using the Licensed Designs in the Domestic Territory and shall provide adequate and reasonable marketing support to Licensed Products in the Domestic Territory.

1.4. Term of Domestic License. The Domestic License shall be effective on the date written above and shall remain in effect for an initial term of three years from such date. Provided LICENSEE is not in default of the terms specified in this Master License Agreement and of the terms set forth in each Product License Agreement including the Minimum Annual Performance, Minimum Annual Royalty and the Minimum Product License Performance provisions for Licensed Products sold under such Product License Agreement, such term may, at the option of LICENSEE, which option shall be exercised by written notice to DGI given at least sixty (60) days before expiration of such initial term, be extended for an additional five year period.

1.5. Royalty. In consideration of the Domestic License granted herein, LICENSEE shall pay DGI a royalty as specified in the Product License Agreement(s) on the Net Sales Price of each Licensed Product sold or otherwise disposed of under this Domestic License. A "sale" shall be determined to have taken place when the LICENSEE's customer is invoiced or the goods are received by customer, whichever occurs first.


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1.6.  Advanced Royalty. Upon the execution of any Product License Agreement or upon the addition of a Licensed Design(s) as specified in the Licensed Properties Addendum attached to such Product License Agreement(s), LICENSEE shall pay to DGI a non-refundable Advance Royalty as set forth in the Product License Agreement or as mutually agreed by the parties. This Advance Royalty shall be credited only against the royalties due under such Product License Agreement, for a period of 1-year (one-year), beginning at date of first shipment in the Domestic Territory. It being understood that such advanced royalty shall not be credited against royalties due under any other Product License Agreement.

2.    INTERNATIONAL LICENSE

2.1. Licensed Designs. Subject to the further terms and conditions set forth in any Product License Agreement between the parties, DGI hereby grants to LICENSEE an exclusive, non-transferable license, without the right to grant sublicenses, to use the Licensed Designs solely on and in association with the manufacturing, marketing, distribution and sale of the Licensed Products within International Territory.

2.2. Trademarks. Subject to the further terms and conditions set forth in any Product License Agreement between the parties, DGI hereby grants to LICENSEE an exclusive, non-transferable license, without the right to grant sublicenses, to use the Licensed Trademarks on, and in connection with the manufacture, marketing, distribution and sale of the Licensed Products in the International Territory.

2.3. Required Marketing Efforts. LICENSEE represents and warrants that it will promote, distribute and provide adequate and reasonable marketing support for all Licensed Products in each and every country within the International Territory in which LICENSEE distributes any products whatsoever.

2.4. Term of International License. The International License shall be effective on the date written above and shall remain in effect for an initial term of 3-years (three-years) from such date. Provided LICENSEE is not in default under this Agreement including provisions of paragraphs 2.6 or 2.7 below, such term may, at the option of LICENSEE, which option shall be exercised by written notice to DGI given at least sixty (60) days before expiration of such initial term, be extended for an additional 5-year (five-year) period.

2.5. Royalty. In consideration of the International License granted herein, LICENSEE shall pay DGI a royalty of 7% (seven-percent) of the Net Sales Price of each Licensed product sold or otherwise disposed of under this International License. If LICENSEE incorporates in a TRIAZZLE(R) Licensed Product a third party design property as specified in Product License Agreement ('s), Licensee shall pay DGI a royalty of 3+1/2% (three and one-half percent) of the Net Sales Price of each Licensed Product which contains such third party design sold or otherwise disposed of under this International License. A "Sale" shall be determined to have taken place when the Licensee's customer is invoiced or the good's are received by the customer, whichever occurs first.

2.6. Guaranteed Royalties for International License. In consideration for granting the International License hereunder, LICENSEE agrees to pay DGI a guaranteed, non-refundable, aggregate Guaranteed Annual Royalty, to be credited against any actual international royalties accruing in such year hereunder, covering all Licensed Products sold under this International License as follows:

--------------------------------------------------------------------------------------
                                  1994       1995       1996     1997-2001
                                                                 (if term is extended)
--------------------------------------------------------------------------------------
Annual Guaranteed Royalties      $18,375    $33,750    $73,500    $73,500
--------------------------------------------------------------------------------------


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Master License Agreement


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2.7.  ADVANCED ROYALTIES. As of January 15, 1994, and thereafter at such anniversary date of each subsequent year of this Agreement, LICENSEE shall pay DGI a non-refundable royalty advance against the above guaranteed aggregate annual royalties as follows:

--------------------------------------------------------------------------------------
                                  1994       1995       1996     1997-2001
                                                                 (if term is extended)
--------------------------------------------------------------------------------------
Annual Advanced Royalties        $12,250    $22,600    $49,000     $49,000
--------------------------------------------------------------------------------------

      Above advanced royalties shall be paid in three equal payments starting on January 15th, of each calendar year, and thereafter in 30-day increments until all three payments are paid. Such Advanced Royalties shall be credited against royalties earned for sales of Licensed Products under this International License during the year for which such Advanced Royalties are paid. In the event royalties paid for sales under the International License, including Advanced Royalties, do not equal the designated cumulative Guaranteed Annual Royalty set forth for such year in paragraph 2.6 above, LICENSEE, within fifteen days of the end of such year, shall pay DGI the difference between the royalties actually paid for such year and the aggregate Guaranteed Annual Royalty.

2.8. International Trademark Registration. DGI and LICENSEE agree to each contribute on an annual basis, up to $5,000 toward the cost of pursuing and maintaining international trademark registrations for the Licensed Trademarks in countries within the International Territory mutually selected by DGI and LICENSEE. Contributions specified above shall not cumulate if registration fee's are not used in the year specified. The parties may mutually agree to increase such contributions as required. To the extent that either party does not agree to increase its contribution, the other party may, at its own option, further pursue or maintain foreign trademarks registration for the Licensed trademarks at its own expense. All foreign trademarks registration applications whether funded jointly by the parties or separately by DGI, shall be made in the name of DGI, and DGI shall be the sole owner of all trademarks registration issuing on such applications. It is understood that DGI makes no warranty as to the registrability or enforceability of any Licensed Trademarks in any country in the International Territory.

                               GENERAL PROVISIONS

3.    LICENSEE RESPONSIBILITIES

3.1. Manufacturing and Packaging. LICENSEE is responsible for all costs and expenses related to the manufacturing, production, assembly, construction, packaging, advertising, promotion and distribution of the Licensed Products. DGI shall furnish to LICENSEE Licensed Designs based upon a mutually agreed upon specification and form. LICENSEE is responsible for all out of pocket expenses relating to the shipment, film, color prints or other delivery materials specified for Licensed Designs.

3.2. Quality Assurance. All Licensed Products incorporating Licensed Designs or Licensed Trademarks shall meet the quality standards established by DGI as follows: Subsequent to manufacture, LICENSEE shall furnish three (3) post-production samples of such Licensed Products to DGI. After samples have been approved pursuant to this paragraph, LICENSEE shall not depart from the post-production samples in any material respect without DGI's prior written consent. Samples will be deemed approved unless DGI has not approved of the samples and indicated the reason for disapproval within ten (10) working days of receipt. From time to time after LICENSEE has commenced marketing of the Licensed Products, and upon DGI's written request, LICENSEE shall



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      furnish without cost to DGI not more than two additional random samples of each product being manufactured by LICENSEE under this Agreement, together with any cartons, containers, and packing and wrapping material used in connection with the Licensed Products.

      Further, LICENSEE shall provide DGI with no less than twenty-four (24) art studio archive samples of each and every Licensed Product at no cost. These art studio archive samples shall be delivered to DGI within sixty
      (60) days of first product shipment.

3.3. MODIFICATION OF LICENSED DESIGNS. LICENSEE shall make no modification to the Licensed Designs without the written consent of DGI.

3.4. ATTRIBUTION. LICENSEE shall feature on or in connection with the Licensed Products, sales literature and promotional material and public communications pertaining to the Licensed Products an attribution to the author of the Licensed Designs in a manner and form approved by DGI.

3.5. APPROVAL OF PROMOTIONAL MATERIALS. LICENSEE shall furnish to DGI and seek DGI's approval of any copies of any advertisements, product literature, or other promotional literature, used to promote the Licensed Products prior to the publication of such materials, and approval of such materials shall not be unreasonable withheld. If DGI fails to provide a written response within two working days, the materials shall be deemed to be approved.

4.    EXPIRATION OF MASTER LICENSE

      This Master License Agreement shall be effective on the date first written above and shall expire upon the expiration of the Domestic License under paragraph 1.4 or the expiration of the International License under paragraph 2.4, whichever occurs later.

5.    ROYALTY STATEMENTS, PAYMENTS AND RECORDS.

5.1. STATEMENTS, PAYMENTS, RECORDS AND AUDITS. At the end of each calendar month, LICENSEE shall furnish to DGI: (a) payment of all outstanding royalties accruing to DGI during the preceding month under this Agreement and all Product License Agreement('s) in force during such calendar month.
      (b) complete and accurate statements certified to be accurate by LICENSEE showing the number and detailed description of all Licensed Products sold or otherwise disposed of in the previous month. All royalty payments shall be made in U.S. Dollars.

      LICENSEE shall keep accurate books of accounts and records covering all transactions relating to the license granted under any Product License Agreement, and DGI's authorized certified accountant shall have the right during the term of this Agreement or any extension thereof, upon reasonable advanced notice and only during business hours, to inspect the records of LICENSEE for the purpose of verifying compliance with the terms and conditions hereby specified in this Agreement and associated Product Licensing Agreements. DGI shall bear the cost of such inspection and audit, unless the results of such audit indicate underpayment of more than 4% (four-percent) for any year with respect to royalties due under any Product License Agreement, in which case all reasonable costs of such audit would be borne by LICENSEE. LICENSEE shall make these records available for two years following the expiration of this license.

5.2. Late Payment. If LICENSEE is more than thirty (30) days late in any payment provided for under this Agreement, LICENSEE, in addition to any and all payments due under this Agreement, including payments specified in
      Section 5.1, shall be liable for interest on the payment from the due date until paid at a rate equal to the published U.S. Prime Lending Rate plus 5
      (five) percentage points.

5.3. Payment of Taxes. LICENSEE shall, in addition to the payments required under this Agreement, pay all sales, use, transfer or other taxes, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement; excluding, however, income taxes on profits which may be levied against DGI. Without limiting the foregoing, LICENSEE shall



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      promptly reimburse DGI in an amount equal to any such taxes actually paid, accrued, or required to be collected or paid by DGI as a result of the transactions contemplated by this Agreement.

5.4 ANNUAL PROJECTIONS OF LICENSED PRODUCT. LICENSEE is required to prepare and deliver to DGI an annual forecast of the sales for all Licensed Products described herein. Said Projection shall include the projected royalty stream by calendar month. Annual Projection shall be delivered on or before January 15th of each calendar year for the term of this Agreement.

6.    PROPRIETARY RIGHTS

6.1. PROPRIETARY NOTICE. LICENSEE agrees that all Licensed Products and all packaging and promotional material for Licensed Products shall contain appropriate legends, markings and notices as required from time to time by DGI, and as appropriate to protect and give notice of DGI's rights in the Licensed Designs and Licensed Trademarks. Unless otherwise specified by DGI, all Licensed Products shall contain the following notices:

                        COPYRIGHT 19** Dan Gilbert, Inc.

                               ALL RIGHTS RESERVED

6.2. TRADEMARKS. LICENSEE shall use Licensed Trademarks only in conjunction with the sale or promotion of the Licensed Products and agrees that such use shall inure to the benefit of DGI. LICENSEE acknowledges and agrees that LICENSEE's right to use the Licensed Trademarks is only by virtue of this Agreement, and that LICENSEE shall acquire no rights in such trademarks.

6.3. TERMINATION OF USE OF LICENSED TRADEMARKS. Upon expiration or termination of a Product License Agreement, LICENSEE shall immediately discontinue the use or display of the Licensed Trademarks and the Dan Gilbert name in connection with the sale of the Licensed Product as permitted by such Product License Agreement, and shall no longer hold itself out as a LICENSEE of DGI in respect to such Licensed Products, except as provided in section 11.2 of this Agreement; provided, however, it is understood that the foregoing provisions shall not effect LICENSEE's right to use Licensed Trademarks as permitted in any other Product License Agreement which is still in force. Upon expiration or termination of all Product License Agreement('s), LICENSEE shall discontinue any and all uses and display of Licensed Trademarks, except as provided in section 11.2 and shall no longer hold itself out as a LICENSEE of DGI in respect to such Licensed Products.

6.4. THIRD PARTY INFRINGEMENT. If either party learns at any time of any infringement or threatened infringement of the Licensed Trademarks or the Licensed Designs, that party will give notice in writing of such infringement or threatened infringement to the other party. Within two months from service of such notice, each party will be at liberty to decline, by notice in writing to the other party, to institute or join in instituting any proceeding in respect to the infringement. If either party so declines, the other party shall be entitled to institute such proceedings in its own name or in the party so declining and will be entitled to retain the whole of any damages recovered as a result of the proceedings, but only upon indemnifying the party so declining against all costs, damages, and expenses in respect to the proceedings. If neither party declines within the period provided for above, then the parties, if either party so requires, shall join in instituting and prosecuting if necessary proceedings to enforce the Licensed Trademarks and/or Licensed Designs and all costs and expenses incurred thereby and all damages thereby recovered will be shared equally by the parties.

7.    NON DISCLOSURE

7.1. Both parties acknowledge that they own valuable Confidential Information and that the other party may be given access to such Confidential Information pursuant to this Agreement. Both parties agree to hold and maintain the Confidential Information in strictest confidence and in trust



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      for the sole and exclusive benefit of the other. Both parties shall carefully restrict access to any such Confidential Information to persons bound by this Agreement. Neither party shall, without prior written approval of the other, use for its own benefit, publish or otherwise disclose to others, or permit the use by others for their benefit or to the detriment of the disclosing party, any of the Confidential Information. The provisions of this Section 7 shall continue in full force and effect and shall survive the termination of any agreement or relationship between DGI and LICENSEE except that neither party's obligations under this Section shall extend to information that is: (a) already publicly known; (b) discovered or created by the non disclosing party independent of any involvement with the disclosing party; or (c) otherwise learned by the non disclosing party through legitimate means other than from the disclosing party or anyone connected with the disclosing party.

8.    WARRANTIES

8.1. DGI REPRESENTATIONS AND WARRANTIES. DGI represents and warrants to LICENSEE that DGI has the power and authority to enter into this Agreement, is the owner and copyright holder of Licensed Designs, or has or will obtain all necessary and appropriate rights to grant the license under this Agreement with respect to the Licensed Products; and that the Licensed Designs are original to DGI, except for material in the public domain and such excerpts from other works as may be included with the written permission of the copyright owners.

8.2. LICENSEE REPRESENTATIONS AND WARRANTIES. LICENSEE represents and warrants to DGI that the Licensed Products will be distributed in accordance with all applicable laws, rules and regulations. and that LICENSEE will not engage in any deceptive, misleading or unethical practices that are or might be detrimental to DGI.

9.    LIMITATION OF LIABILITY

9.1. DGI SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, OR USE OF THE LICENSED DESIGNS, FOR CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE THAT DGIs' LIABILITY, IF ANY, FOR ANY DAMAGES RELATING TO ANY LICENSED DESIGNS OR THIS AGREEMENT WILL BE LIMITED TO THE ACTUAL ROYALTIES PAID BY LICENSEE FOR SAID LICENSED DESIGN.

10.   INDEMNITY

10.1. INDEMNIFICATION BY DGI. DGI shall indemnify and hold LICENSEE harmless from any and all losses, damages, liabilities, costs, charges, and expenses, including reasonable attorneys' fees, arising out of any breach of any of DGI's representations and warranties contained in Section 8.1, provided LICENSEE gives DGI prompt written notice of any such claim and provides DGI such reasonable cooperation and assistance as DGI may request from time to time in the defense of such claims. DGI shall have sole control over any such suit or proceeding, except to the extent any LICENSEE's proprietary materials or technology are involved, as to which LICENSEE shall have the right at its own expense and only after indemnifying DGI for such proceeding, to control the suit and or proceeding as it directly relates to such proprietary materials or technology specified above. In case the Licensed Designs or any portion thereof furnished under any Product License Agreement and used within the scope of the license thereunder and hereunder are determined to infringe any third party rights, DGI may, at its sole option and expense, procure for LICENSEE the right to continue using the Licensed Designs or portions thereof, replace the same with non-infringing designs acceptable to LICENSEE, or refund a reasonable portion of the license fee in consideration of LICENSEE's cessation of use of the Licensed Designs of such portion thereof.



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10.2. INDEMNIFICATION BY LICENSEE. LICENSEE hereby indemnifies DGI and undertakes to defend DGI and its assignees against and hold them harmless (including without limitation attorneys' fees and costs) from any claims, suits, loss, or damage arising out of any breach of LICENSEE's representations and warranties in Section 8.2, or arising out of alleged defects in the Licensed Products, the marketing of the Licensed Products, or any of LICENSEE's other business activities or products.

11.   TERMINATION

11.1. RIGHT TO TERMINATE.

11.1.1. DGI shall have the right, at its sole discretion, to terminate any Product License Agreement if LICENSEE fails to meet the Minimum Annual Sales Volume, Minimum Annual Royalty and the Minimum Product License Performance if specified in such Product License Agreement. Termination of a Product License Agreement under the provisions of this section 11.1.1. shall not affect other Product License Agreements or this Master License Agreement, all of which shall continue in force and effect.

11.1.2. Either party shall have the right to terminate this Agreement in whole or in part, including the termination of the International License or any and/or all Product License Agreements at any time if the other party or its officers or employees violates, breaches or fails to observe any of their obligations pursuant to this Agreement and such violation, breach or failure is not cured within thirty (30) days after written notice from the non-breaching party.

11.1.3. Either party shall have the right to terminate this Agreement in whole or in part, including the termination of any or all Product License Agreements in the event the other party (i) terminates or suspends its business; (ii) becomes subject to any bankruptcy or insolvency proceeding or (iii) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority.

11.1.4. The rights of termination granted herein shall be exercised by written notice given by the terminating party to the other party.

11.2. EFFECT OF TERMINATION OR EXPIRATION.

11.2.1. Upon and after the expiration or termination of a Product license Agreement or the International License, all rights granted to LICENSEE under such Product License Agreement or International License shall revert to DGI, and LICENSEE will refrain from further marketing, distribution and use of the Licensed Designs as permitted in such expired or terminated Product License Agreement or International License. After termination of a Product License Agreement under the provisions of subsection 11.1.1, above, LICENSEE, except as otherwise provided in this Agreement, may dispose of articles covered by such Product License Agreement which are on hand at the time such notice of termination is received for a period of (ninety) 90-days after notice of termination, provided all payments with respect to that period are paid in full and all statements are furnished for that period.

11.2.2. In the event of termination by reason of LICENSEE's breach of this Agreement, LICENSEE, within thirty (30) days after termination, at DGIs discretion, either destroy such licensed materials and verify in writing of such action, or shall return to DGI all Licensed Designs pertaining to such termination in the form provided by DGI. LICENSEE acknowledges that its failure to cease the use of the Licensed Designs and Licensed Trademarks as required herein will result in immediate and irremediable damage to DGI and to the rights of any subsequent LICENSEE. LICENSEE acknowledges and admits that there is no adequate remedy at law for such



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      failure to cease sale, license or distribution, and that in the event of such failure DGI shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper. No termination of this Agreement, any Product License Agreement, or the International License shall release LICENSEE of its obligation to pay DGI any fees which accrued prior to such termination or which shall accrue to DGI after the effective date of such termination.

11.2.3. Neither party to this Agreement shall be liable by reason of termination of this Agreement, the International License Agreement or any Product License Agreement to the other for compensation, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, or other commitments relating to the business or goodwill of either party, notwithstanding any law to the contrary.

12.   MISCELLANEOUS PROVISIONS

12.1. Notices. Any notice or communication required or permitted to be given under this Agreement shall be sufficiently given when mailed by certified mail, postage prepaid, or sent by facsimile transmission, cable or overnight courier, charges prepaid, in each case properly addressed to the addresses of the parties indicated on the signature page of this Agreement, or at such other address as may be furnished in writing by either party to the other party, and such notice shall be deemed to have been given as of the date mailed or sent.

12.2. Modifications. This Agreement may not be modified or altered except by written instrument duly executed by both parties.

12.3. Force Majeure. Dates or times by which either party is required to make performance under this Agreement shall be postponed automatically to the extent that either party is prevented from meeting them by strikes, Acts of God, war or other causes beyond their reasonable control.

12.4. Severability. If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted and the remaining provisions of this Agreement shall in no way be affected or impaired.

12.5. Right of Assignment. The License granted pursuant to this Master License Agreement and any Product License Agreement entered into between the parties hereto is for the exclusive benefit of the parties and shall not be assigned or transferred in any way without the prior written consent of the other party, except that either party shall have the right to assign its rights under this Master License Agreement and any Product License Agreement in connection with the sale of substantially all of the assets of such parties corporation, conditional on a written notification of such sale to the other party no later than 60-days prior to the sale and where the purchaser of said assets agrees to be bound by the terms and conditions of this Agreement.

      However, in the case that DGI assigns its rights under this License in connection with the sale of substantially all of its assets as specified above, and Dan Gilbert is no longer directing art development for the resulting entity, LICENSEE will not be required to use DGI Licensed Designs to meet its Minimum Product License Performance obligations as detailed in the Product License Agreement('s). Notwithstanding the above, all other provisions of the Minimum Product License Performance and the other conditions of the Product License Agreements and this Master License Agreement shall remain in effect without modification.

12.6. No joint Venture. LICENSEE is not and shall not represent itself to be the agent, employee, franchise, joint venturer, officer or partner of DGI. Nothing in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers, and LICENSEE shall have no power to obligate or bind DGI in any manner whatsoever.

12.7. Attorneys Fees and Expenses. The prevailing party shall have the right to collect from the other party its reasonable costs and necessary disbursements and attorney's fees incurred in enforcing this Agreement.



/s/ FD          DG
-----------     -----------
DaMert          DGI
Master License Agreement                                              12/14/94

12.8. WAIVER. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right.

12.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, excluding the United Nations Convention on Contracts for the International Sale of Goods and excluding that body of law governing conflicts of law. It is hereby agreed that the U.S. Copyright Act, and other applicable U.S. federal and state law, shall apply. exclusively to all translations and other modifications prepared by or for LICENSEE under this Agreement. LICENSEE hereby irrevocably consents to the exclusive jurisdiction of the state courts located in Marin County, California and the federal courts located in San Francisco County, California, in any action arising out of or relating to this Agreement and waives any other venue to which LICENSEE might be entitled by domicile or otherwise.

12.10. ENTIRE UNDERSTANDING. This Agreement and any Product License Agreement, expresses the full, complete and exclusive understanding of the parties with respect to the Licensed Designs and/or Licensed Trademarks and supersedes. all prior proposals, representations, agreements and understandings, whether written or oral, pertaining thereto. Licensing Agreement shall be read together as a separate, single and complete agreement, and any references herein to this Agreement shall mean each such Product License Agreement as Supplemented by this Master License Agreement. To the extent that any term or provision of a Product License Agreement conflicts with a term or provision of this Master License Agreement, the term or provision of the Product License Agreement, unless otherwise specifically provided in this Agreement, shall prevail.

      DaMert Company                      Dan Gilbert Inc.
      2476 Verna Court                    225 Miller Avenue
      San Leandro, CA 94577               Mill Valley, CA 94941


      By: /s/ Fred DaMert                 By: /s/Daniel Gilbert
      -------------------------           ----------------------------
      Fred DaMert, President              Dan Gilbert, President


/s/ FD          DG
-----------     -----------
DaMert          DGI                                              12/14/94
Master License Agreement

                                                                  Exhibit: 10.9D

                ADDENDUM TO DaMERT COMPANY / DAN GILBERT, INC.
                MASTER LICENSE AGREEMENT DATED NOVEMBER 1, 1994



     1. This Addendum amends and supplements the Agreement identified as the DaMert Company / Dan Gilbert, Inc., Master License Agreement (hereinafter "Master License Agreement") entered into as of the first day of November, 1994, by and between the parties hereto, Dan Gilbert, Inc., dba Dan Gilbert Art and Product Development Group, a California corporation, located at 225 Miller Avenue, Mill Valley, California 94941 (hereinafter "DGI") and DaMert Company, a California corporation located at 1609 Fourth Street, Berkeley, California 94710-1708 (hereinafter "Licensee").

     2. It is the intention of the parties hereto that the terms of this Addendum shall govern and supersede any provisions contained in the Master License Agreement which relate to the International License granted therein and that are inconsistent with the terms of this Addendum.

     3. The parties hereto agree that the provisions of paragraph 2.4 of the Master License Agreement shall be modified such that the International License shall remain in effect for a term of five (5) calendar years beginning January 1, 1997 and extending through December 31, 2001 provided, however, that DGI shall have an initial right to terminate this International License effective as of December 31, 1998, by written notice sent to Licensee at least 60 days prior to December 31, 1998, indicating DGI's intent to terminate this International License Agreement, and thereafter DGI, at its own discretion, shall have the right to terminate this International License by written notice sent to Licensee at least 60 days prior to the conclusion of any calendar year of this International License indicating DGI's intent to terminate this International License.

     4. The parties hereby agree that beginning on January 1, 1997, and during the term of this International License, the royalties set forth in paragraph 2.5 of the Master License Agreement shall be increased to 9% (nine percent) for the term of the International License.

     5. The parties hereby agree that the guaranteed, non-refundable, aggregate annual royalty set forth in paragraph 2.6 of the Master License Agreement shall be Twenty Four Thousand Dollars ($24,000.00) for each calendar year during the period from 1997 to 2001.

     6. The parties hereby agree that the provisions of paragraph 2.7 of the Master License Agreement relating to "advanced royalties" during the period from 1997 to 2001 shall be modified as follows:

          "2.7 Advanced Royalties. Upon execution of this Addendum, Licensee shall pay to DGI the sum of Eighteen Thousand Dollars ($18,000.00) as a non-refundable royalty advance against the guaranteed, non-refundable aggregate annual royalty for the 1997 calendar year as set forth in paragraph

     2.6 above. This advanced royalty shall be credited against royalties earned for sales of Licensed Product under this International License during the 1997 calendar year. Thereafter, on or before January 15 of each subsequent calendar year during the term of this Agreement, Licensee shall pay to DGI the sum of Eighteen Thousand Dollars ($18,000.00) as a non-refundable royalty advance against the guaranteed, non-refundable aggregate annual royalty set forth in paragraph 2.6 above. In the event royalties paid for sales under the International License during any calendar year thereof, including advanced royalties, do not equal the guaranteed, non-refundable, aggregate annual royalty set forth in paragraph 2.6 above, Licensee, within 15 days of the end of any such calendar year, shall pay DGI the difference between the royalties actually paid for such calendar year and the guaranteed, non-refundable, aggregate annual royalty set forth in paragraph
     2.6 above."

     7. The parties hereby agree that paragraph 2.8 of the Master License Agreement shall be modified such that DGI shall no longer be obligated to contribute any amounts toward the cost of pursuing and maintaining international trademark registrations for Licensed Trademarks. All other provisions of paragraph 2.8 shall remain binding upon the parties.

     8. The parties hereby further agree that in consideration of the modifications set forth herein, and for other good and valuable consideration, Dan Gilbert shall be entitled to accompany Licensee's representatives, at Licensee's expense, on a single trip to Europe for the purpose of attending toy and gift fairs where the Licensed Products are displayed or offered for sale. However, it is understood by the parties hereto that Licensee shall have no obligation to provide for such trip in the event that DGI terminates this International License pursuant to the terms of paragraph 3 of this Addendum.

     9. The parties hereby further agree that Licensee shall forthwith immediately arrange to have the English language versions of Licensed Products, identified as:

(a) ---------------------------------------------------------------------------,
(b) ---------------------------------------------------------------------------,
(c) -----------------------------------------------------------------------, and
(d) ----------------------------------------------------------------------------
translated into versions which also include French, German, Spanish, and Italian versions of these Licensed Products. Further, Licensee agrees to have an additional English language version of the Licensed Products translated into a version which also includes French, German, Spanish, and Italian versions of any such Licensed Products, provided, however, that such additional English language version of the Licensed Products is among the four best selling versions of the Licensed Products based upon world-wide unit sales of all Licensed Products during the preceding calendar year. "World-wide unit sales" shall mean the combined unit sales of the Licensed Products in the Domestic and International markets.

     10. The parties hereby further agree that Licensee shall exercise Licensee's best business judgment to expand and support the international distribution of Licensed Products and to motivate international distribution of Licensed Products, such that the royalties for Licensed Products sold pursuant to this International Licensee may more closely approximate the royalties for products sold under the terms of the Domestic License provisions of the Master License Agreement.

DaMert Company                             Dan Gilbert, Inc.
1609 Fourth Street                         225 Miller Avenue
Berkeley, California 94710-1708            Mill Valley, California 94941

By: /s/ Fred DaMert                        By: /s/ Dan Gilbert
   ----------------------------               ---------------------------
   Fred DaMert, President                     Dan Gilbert, President

Date: 15 August 1997                       Date:  August 7, 1997
     --------------------------                 -------------------------

                         [DAN GILBERT, INC. LETTERHEAD]



January 24, 1997

Mr. Greg McVey
Director, Sales and Marketing
DaMert Company
1609 Fourth Street
Berkeley, CA 94710

Dear Greg:

This letter is a follow-up to our conversation regarding DaMert's International renewal proposal. DGI is willing to agree to the following terms for renewal and modification of our international license as detailed in our Master License Agreement.

     1.  Increase royalty to 9% as of 1/1/97.

     2. Section 2.6 of our Master License Agreement shall be modified such that the non-refundable, aggregate guaranteed annual royalty shall be equal to a sum of $24,000.

     3. Section 2.7 of our Master License Agreement shall be modified such that the non-refundable annual advanced royalty payment of $18,000 shall be paid immediately upon signature of this agreement, and an equal sum shall be paid on or before January 15th of each year thereafter.

     4. Agree to pay expenses for one trip during the term of this international license for Dan Gilbert to attend toy fairs in Germany and England.

     5. Agree to immediately translate the four best selling Triazzle versions into French, German, Spanish and Italian. Each year thereafter, DaMert agrees to translate additional Triazzle versions which were the top four sellers (based on worldwide sales) in the previous year.

     6. Agrees to modify product pricing as specified in your memo dated 12/4/96 to motivate international distribution.

     7. DGI shall no longer be obligated to contribute matching funds for international trademark registration as detailed in Section 2.8. All other conditions of this provision remain unchanged.


  225 MILLER AVENUE, MILL VALLEY, CA 94941  [415] 381-8363  FAX [415] 381-5727

     8. Section 2.4 "Term of International License" shall be modified such that the international license shall renew for a term of five-years starting on January 1, 1997. However, DGI shall have the sole right to terminate this international license by written notice at least 60-days prior to the conclusion of any calendar year of this license.

Greg, in essence we will agree to continue our license on a best efforts basis to grow the international distribution of DGI properties. Conditional on a continued best effort to expand and support the international distribution of our products, I foresee a long term and mutually beneficial license between our companies.

I await your positive feedback regarding authorization for DGI to include in its packaging identity our Internet address.


Sincerely,

/s/ Walter L. Good
   -----------------------------
   Walter L. Good
   Executive Vice President